                                                                  EXHIBIT 4.2(C)


                           THIRD WAIVER AND AMENDMENT
                           --------------------------
                  TO FIRST AMENDED INVESTORS' RIGHTS AGREEMENT
                  --------------------------------------------

     THIS THIRD WAIVER AND AMENDMENT TO THE FIRST AMENDED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 12 th day of August, 1998, among
                ---------                     ----
Heska Corporation, a Delaware corporation (the "Company"), Novartis Animal
                                                -------
Health, Inc., (formerly Ciba-Geigy Limited), Charter Ventures, Charter Ventures II, L.P. and Volendam Investeringen N.V. (the "Holders"):
                                               -------

                             W I T N E S S E T H:

     WHEREAS, the Company and the Holders are parties to that certain First Amended Investors' Rights Agreement, dated as of April 12, 1996, as amended by that certain Waiver and Amendment to First Amended Investors' Rights Agreement dated as of January 22, 1998, as further amended by that certain Second Waiver and Amendment to First Amended Investors' Rights Agreement dated as of July 14, 1998 (collectively, the "Investors' Rights Agreement");
                         ---------------------------

     WHEREAS, the Company proposes to enter into that certain Collaboration and License Agreement (the "Collaboration Agreement") by and among the Company and
                        -----------------------
Ralston Purina Company, a Missouri corporation ("Ralston");
                                                 -------

     WHEREAS, in addition to the Collaboration Agreement, the Company and Ralston propose to enter into (i) that certain Common Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company will issue certain
      ------------------
shares of its common stock, par  value $.001 per share (the "Common Stock"), to
                                                             ------------
Ralston (the "Purchased Shares"),  and (ii) that certain Common Stock Warrant
              ----------------
Purchase Agreement (the "Warrant Agreement"), pursuant to which the Company will
                         -----------------
issue to Ralston warrants (the "Warrants") to purchase certain shares of Common
                                --------
Stock (the "Warrant Shares" and, together with the Purchased Shares, the
            ------- ------
"Ralston Shares"),  the exact number of which Ralston Shares will be determined
---------------
at the closing of the transactions contemplated by the Purchase Agreement and the Warrant Agreement; and

     WHEREAS, the Holders desire that the transactions contemplated by the Collaboration Agreement, Purchase Agreement and the Warrant Agreement be consummated, and, as a condition thereof and to induce such action, the Holders are willing to enter into this Agreement to permit Ralston to become a party to the Investors' Rights Agreement with respect to the Ralston Shares, as set forth in Section 2 below.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.  Consent and Waiver Agreement  Pursuant to Section 6.1 of the Investor's
         ----------------------------
Rights Agreement, the Holders hereby consent, on behalf of themselves and all other stockholders of the Company having rights under the Investors' Rights Agreement, to the amendments to the Investors' Rights Agreement set forth in this Agreement, and hereby waive the provisions of Section 2.11 of the Investors' Rights Agreement with respect to the registration rights granted to Ralston pursuant to Section 2 of this Agreement.

     2.  Additional Parties to the Agreement. Schedule A to the Investors'
         -----------------------------------
Rights Agreement is hereby amended to include Ralston as a party and the Warrant Shares, upon exercise of the Warrant to purchase such shares, thereto. Schedule B to the Investors' Rights Agreement is hereby amended to include Ralston as a party and the Purchased Shares thereto; provided, however, that Ralston shall be added as a party to the Investors' Rights Agreement only with respect to Section
2.3 thereof and related sections of the Investors' Rights Agreement that are applicable to holders of "piggyback" registration rights granted under Section 2.3; and provided further, that the "piggyback" registration rights granted to Ralston pursuant to this Section 2 and Section 2.3 of the Investors' Rights Agreement shall be granted and remain exercisable only for the period of time in which (and with respect to the Ralston Shares as to which) Ralston is unable to sell such Ralston Shares without volume or manner of sale limitation under Rule 144 promulgated under the Securities Act of 1933, as amended (or similar successor rule).

     3.  Amendments to Agreement. Subject to the limitations set forth in
         -----------------------
Section 2 above and in the Investors' Rights Agreement, (i) Ralston is referred to as a "Holder" and (ii) the Purchased Shares and the Warrant Shares (upon issuance thereof after due and proper exercise of the Warrant) are collectively referred to as "Registrable Securities" for purposes of the Investors' Rights Agreement.

     4.  Effectiveness. The waiver and amendment set forth in this Agreement
         -------------
shall be effective as of the date first above written, and, except as expressly modified by this Agreement, the Investors' Rights Agreement, as originally written and as subsequently amended, shall remain in full force and effect.

     5.  Counterparts. This Agreement may be executed by facsimile and in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument. This Agreement will be binding upon the Company and the Holders (including Ralston) and their respective successors, assigns, heirs and personal representatives.

     6.  Severability. If one or more provisions of this Agreement are held to
         ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.  Entire Agreement.  This Agreement, together with the Investors' Rights
         ----------------
Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              HESKA CORPORATION


                              By /s/ Fred M. Schwarzer
                                -----------------------------------------

                              Name Fred M. Schwarzer
                                  ---------------------------------------

                              Title President and Chief Executive Officer
                                   --------------------------------------

                              Address   1825 Sharp Point Drive
                                        Fort Collins, Colorado 80525


                              HOLDERS:
                              -------

                              NOVARTIS ANIMAL HEALTH INC.

                              By /s /R. Steiger         /s/ R. Muttenzer
                                --------------------------------------------

                              Name R. Steiger                  R. Muttenzer
                                  -----------------------------------------

                              Title Sr. Research Coord.        General Counsel
                                   ----------------------------------------

                              Address  Schwaszwaldaller 215
                                       --------------------

                                       4058 Basel
                                       ----------

                              CHARTER VENTURES


                              By /s/ A. Barr Dolan
                                ------------------------------------------

                              Name   A. Barr Dolan
                                     -------------------------------------

                              Title  General Partner
                                     -------------------------------------

                              Address
                                     -------------------------------------
                                     -------------------------------------


                              CHARTER VENTURES II, L.P.



                              By /s/A. Barr Dolan
                                ------------------------------------------

                              Name  A. Barr Dolan
                                    --------------------------------------

                              Title  General Partner
                                     -------------------------------------

                              Address
                                     -------------------------------------
                                     -------------------------------------


                              VOLENDAM INVESTERINGEN N.V.



                              By /s/Anneke Soedhoe    /s/Andries Kroon
                                ------------------------------------------

                              Name  MeesPierson Trust (Curacao) N.V.
                                    --------------------------------------

                              Title    Managing Director
                                       -----------------------------------

                              Address  14 J.B. Gorsiraweg
                                       -----------------------------------

                                       Curacao, Netherlands Antilles
                                       -----------------------------------

                            RALSTON PURINA COMPANY


                            By /s/ James R. Elsesser
                               --------------------

                            Name   James R. Elsesser
                                   ---------------------------------------------

                            Title       President and Chief Financial Officer
                                        ----------------------------------------

                            Address     Checkerboard Square
                                        ----------------------------------------

                                        St. Louis, MO 63164
                                        ----------------------------------------